EXHIBIT 10.11
Lease at 2801 Bardstown Road

                                      LEASE

         THIS LEASE is entered into on August 1, 1982 between

         JAYTEE PROPERTIES
         P. O. BOX 600
         SHELBYVILLE, KY  40065

         "Landlord"

                                       and

         REPUBLIC BANK & TRUST COMPANY
         2801 BARDSTOWN ROAD
         LOUISVILLE, KY  40205

         "Tenant"

                                   WITNESSETH:

         In consideration of the mutual convenants hereinafter contained, and each act performed hereunder by either of the parties, Landlord and Tenant agree as follows:


                                    ARTICLE I

                    EXHIBITS ATTACHED AND MEMORANDUM OF LEASE

          Section 1.01. Exhibits. The following exhibits are attached to and made a part of this Lease:

            (1)      Exhibit A.       Specimen Memorandum of Lease.
            (2)      Exhibit B.       Legal Description of the Demised Premises.
            (3)      Exhibit C.       Diagram.

         Section 1.02. Memorandum of Lease. Landlord and Tenant agree not to place this lease of record, but to execute, acknowledge and record a memorandum of lease containing the names of Landlord and Tenant, the specific legal description of the Demised Premises, the Original Term, and the renewal option. Such memorandum of lease shall be substantially in the form of Exhibit A attached hereto and by reference made a part hereof. Landlord shall have the memorandum of lease recorded and supply the recorded copy to Tenant.



                                   ARTICLE II

                                DEMISED PREMISES

         Section 2.01. Demised Premises. Landlord hereby lets and demises to Tenant, and Tenant hereby leases from Landlord the real property known as and located at 2805 and 2807 Bardstown Road, Louisville, Kentucky, together with the improvements located thereon, consisting of a two story brick building and appurtenances.


                                   ARTICLE III

                                TERM AND RENEWALS

         Section 3.01. Original Term. The "Original Term" of this lease shall be for a period of sixteen (16) years beginning on August 1, 1982 and ending on July 31, 1998.

         Section 3.02. Renewals. Landlord grants to Tenant an option to extend the Original Term for an additional term of ten (10) years on the same terms and conditions as herein set forth. This lease shall be automatically renewed unless Tenant notifies Landlord in writing three months prior to the expiration of such Lease that the Tenant will not exercise his option to extend the Lease.

         Section 3.03.   Demised Term.   The Original Term and any additional
terms of this lease resulting from the exercise of the option granted in Section
3.02 are collectively referred to in this lease as the "Demised Term."

         Section 3.04. Holding Over. In the event Tenant remains in possession of the Demised Premises after the expiration of the Demised Term and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.



                                   ARTICLE IV

                                      RENT

         Section 4.01. Rent. The Tenant shall pay as rent for the Demised Premises the sum of $24,996 annually, payable $2,083 per month for each and every month during the first three years of this Lease. Rentals shall be adjusted upward (but not downward) at the end of each three year segment of the demised term at such amount as the parties may agree upon as properly reflective of prevailing increases in rentals generally. In the event of a failure of agreement, the parties will submit the question of fair rental to a member of the Louisville Board of Realtors jointly acceptable to the parties, whose decision will be binding upon both Landlord and Tenant. All payments shall be paid in advance without demand on the first day of each month at the office of the Landlord or at such place designated by Landlord. If the commencement of the Lease term does not coincide with the first day of a calendar month, the monthly rental payment for the first and last months of the term shall be paid in a prorated amount which shall be computed on the number of days the Tenant occupies the premises during the months in question.

         Section 4.02. Real Estate Taxes. Tenant shall reimburse Landlord for real property ad valorem taxes levied on the Demised Premises which are paid by Landlord during the Demised Term. The reimbursement provided for in this section shall be paid within thirty (30) days after delivery to Tenant of a receipt showing such payment by Landlord. The amount of Tenant's liability for said Real Estate Taxes shall be determined by multiplying the total bill by a fraction, the numerator of which is 1800 and the denominator of which is the total square feet in the building of which the Demised Premises are a part.

         (A) Tenant shall have the right at its own expense to challenge any tax or assessment; such challenge will not, however, relieve Tenant's obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes or assessments, Tenant shall be entitled to a refund of its proportionate part of such reduction within 14 days of the date such refund amount is received by Landlord. If the challenge results in reduction of a bill prior to payment of Landlord, Tenant shall not be entitled to a refund, but shall have its bill appropriately reduced.

         (B) If this lease expires or terminates before a tax or assessment bill is rendered for the year in which such expiration or termination occurs, Tenant shall pay to Landlord on January 1 of such year of expiration or termination the proportionate amount of the anticipated tax for the entire calendar year. The said proportional amount shall be computed as a fraction, the numerator of which shall be the number of months of the lease term within the last calendar year and the denominator of which shall be 12.


                                    ARTICLE V

                             USE OF DEMISED PREMISES

         Section 5.01. Use. The Demised Premises may be used by Tenant for the operation of a bank and trust company, and for other financial and related services. Tenant shall not use or allow the Demised Premises to be used for any purpose other than as specified herein and shall not use nor permit the Demised Premises to be used for any unlawful, disreputable or immoral purpose or in any way that will injure the reputation of the Demised Premises.


                                   ARTICLE VI

                                UTILITY SERVICES

         Section 6.01. Payment by Tenant. Payment for all utilities used upon or in connection with the office space leased by Tenant will be paid by the Tenant in an amount due according to the separate meters which have been installed to register consumption for said office space. Such utilities include water, gas and electricity.

         Tenant will reimburse Landlord for the Tenant's share of any bills for trash collection within 30 days after notice of such bill is received by the Tenant.


                                   ARTICLE VII

                                   MAINTENANCE

         Section 7.01. Landlord's Responsibilities. Landlord shall make replacements within the interior and exterior of the Demised Premises and keep and maintain same in good condition and repair. If Landlord refuses or neglects to commence or complete repairs promptly or adequately, Tenant may, but shall not be required to do so, make or complete said repairs and deduct the cost thereof from the next rental payment. Landlord shall comply with the directions of proper public officers as to the maintenance of the Demised Premises and shall comply with all health and police regulations applicable to or affecting the Demised Premises. Tenant shall deliver the Demised Premises to Landlord in good condition at the end of the Demised Term, excepting ordinary wear and tear and damage by fire or casualty.


                                  ARTICLE VIII

                                   ALTERATIONS

         Section 8.01. Alterations by Tenant. Any remodeling, alterations and additions to the Demised Premises which Tenant may deem necessary during the Demised Term shall be made at Tenant's expense, and Landlord hereby consents thereto. Major structural changes to the Demised Premises shall be made only with Landlord's written consent. Except as otherwise provided in Section 9.01, or unless otherwise specifically provided in writing, any such alteration or addition shall remain in the Demised Premises upon the expiration or termination of this Lease, free of any claim by Tenant. Tenant shall furnish evidence to Landlord that all claims for labor and materials furnished for such remodeling, alteration or addition have been paid or provided for. Should Tenant fail to pay for such labor or materials, Landlord may pay such amount and add the cost thereof to the rental provided for herein.


                                   ARTICLE XI

                                 TRADE FIXTURES

         Section 9.01. Tenant's Equipment. All fixtures, equipment and other personal property placed in or upon the Demised Premises by Tenant shall remain property of Tenant, and Tenant shall have the right to remove such property at any time. Landlord shall execute or cause any mortgagee of Landlord to execute in recordable form any waivers as tenant may request as to said fixtures, equipment and other personal property.


                                    ARTICLE X

                                    INSURANCE

         Section 10.01. Fire and Extended Coverage. Tenant shall carry during the Demised Term fire and extended coverage insurance on the building constituting a part of the Demised Premises for not less than eighty percent (80%) of its insurable value on a reproduction cost basis. Tenant shall provide Landlord with certificates of insurance showing that all insurance is effective, payable to Landlord and Tenant (as their respective interests appear) and not cancelable without ten (10) days' prior written notice to Landlord. Landlord and Tenant hereby waive and relinquish any and all rights which either might have against the other arising out of damage to the Demised Premises or any property therein, resulting from fire or casualty normally covered by standard fire and extended coverage insurance, whether or not such damage is caused by any alleged negligence of either Landlord or Tenant, their employees, customers, invitees or licensees. Landlord and Tenant agree that the fire and extended coverage insurance policy or policies shall include a waiver of subrogation endorsement recognizing the release of liability of Landlord and Tenant as set forth herein.

         Section 10.02. Public Liability Coverage. Tenant shall, commencing on the date it commences occupancy of the Demised Premises, and thereafter continually during the Demised Term, carry public liability insurance with respect to the Demised coinsureds. Such insurance policy shall have limits of liability of not less than $500,000 single limit and $500,000 for damage to property. Tenant shall furnish Landlord with certificates of insurance showing that such insurance is in force and not cancelable without ten (10) days' prior written notice to Landlord. On or before one hundred twenty (120) days prior to the expiration of the first three (3) lease years during the Demised Term, Landlord may give written notice to Tenant requiring that the limits of liability set forth in this Section 10.02 be increased for the renewal period of three (3) lease years to an amount comparable to the then standard limits of liability contained in public liability insurance policies for commercial leases in Kentucky. If Landlord and Tenant are unable to agree on the amount of the increase in the liability for the renewal period, such increase shall be determined by the majority decision of three arbiters, one of whom shall be appointed by Landlord, one by Tenant and the third by the other two arbiters, or if they are unable to agree on a third arbiter, by the senior Federal District Court Judge for the Western District of Kentucky. The fees and expenses of any arbiters shall be borne equally by Landlord and Tenant. Pending final determination of the amount of such increase, Tenant shall continue to carry public liability insurance in an amount not less than the amount required during the original lease term. However, within sixty (60) days after the amount of such increase, if any, is finally determined, Tenant shall carry public liability insurance as provided herein in an amount not less than the amounts so determined.

         Section 10.03. Waiver of Subrogation. Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, or damage to, any of its property located within or upon the premises leased to Tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of any other waiver or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to any insurance company (or to any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, with a copy of said endorsement to be furnished by either the Landlord or the insurance company to the Tenant, to prevent the invalidation of said insurance coverages by reason of said waivers.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         Section 11.01. Default. In event of any failure of Tenant to pay any rent due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms or conditions of this Lease to be observed or performed by Tenant for more than thirty (30) days after notice of such default shall have been given to Tenant, or it Tenant shall falsify any report, statement or information required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of the Lease shall become bankrupt or insolvent or file any debtor proceedings to take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization of for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors or petitions or enters into an arrangement, or if Tenant shall abandon said premises or suffer this Lease to be taken under any writ of execution, then Landlord, in addition to other rights and remedies it may have, may terminate this Lease or may immediately re-enter the Demised Premises and remove all persons and property therefrom, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all under the applicable legal procedures and within due process under the law. If Landlord re-enters and relets the Demised Premises without terminating this Lease, Landlord shall receive all rent therefrom but Tenant shall remain Liable for all amounts due under this Lease less the proceeds of reletting, if any, after deducting therefrom the expenses or re-entering the Demised Premises and of any repairs and alterations necessary to prepare the Demised Premises for reletting.

         Section 11.02. Default in Performance of Covenants. In the event Landlord shall be in default on any of its covenants contained herein and such default continues for fifteen (15) days after the service of written notice pursuant to Section 16.01 of the existence of such default and Landlord is not diligently pursuing the cure of such default at the end of said fifteen (15) day period, Tenant may perform any covenant of Landlord as to which Landlord is in default, and Tenant shall have the right to deduct from the rental provided for herein its costs and expenses paid out and expended.


                                   ARTICLE XII

                                     DAMAGE

         Section 12.01. Damage to the Demised Premises. If at any time during the Demised Term, the building which constitutes a part of the Demised Premises shall be damaged or destroyed, said building promptly shall be repaired or rebuilt or restored by Landlord to the condition as good as the same was immediately prior to such damage or destruction but in accordance with plans and specifications mutually agreed upon by Landlord and Tenant. The work of restoration or rebuilding shall be in full compliance with all laws and regulations and governmental ordinances applicable thereto. During any such period that the damage or destruction is such as to render the use of the building constituting a part of the Demised Premises impractical or impossible in the reasonable opinion of Tenant, the rents herein provided shall abate. In the event such building shall be used by Tenant for the operation of business, rents shall be paid in proportion to the amount and value of the building available for use so that there will be a fair apportionment of rent. If the building constitutes a part of the Demised Premises shall be totally destroyed during the last year of the Original Term or during the renewal term, then and in that event either Landlord or Tenant may terminate this lease as of the date of such damage or destruction by thirty (30) days' written notice to the other; provided, however, if within thirty (30) days after receipt by Tenant of any such notice from Landlord, Tenant shall give notice of its intention to exercise any option to renew for the renewal term, this lease shall not terminate, notwithstanding any notice of termination which may have been previously given by Landlord to Tenant and Landlord shall rebuild and restore the building as aforesaid.


                                  ARTICLE XIII

                                  CONDEMNATION

         Section 13.03. Condemnation. If, during the Lease Term, any part of the Demised Premises is condemned or taken by eminent domain, or if any street or entrance providing access to the Demised Premises is permanently closed or blocked, and the Demised Premises is thereby rendered unsuitable or inadequate for the continuation of Tenant's normal full-scale business operations thereon, then at the option of Tenant this Lease shall terminate as of the date of such occurrence. If this Lease is so terminated, the award made by the condemning authority shall be distributed according to the law of Kentucky. If such occurrence does not render the Demised Premises unsuitable or inadequate for such purposes, this Lease shall remain in force and effect, but rentals hereunder shall thereafter be reduced in proportion to the decreased utility of the remaining portion of the Demised Premises, and the distribution of the award made by the condemning authority shall be governed by Kentucky Law.


                                   ARTICLE XIV

                              INSPECTION AND ACCESS

         Section 14.01. Inspection and Access. Landlord or its agents may at any reasonable time inspect the Demised Premises and make such repairs to the building of which the Demised Premises are a part as Landlord deems necessary for its preservation. Any repairs made by Landlord because of Tenant's breach of covenant to repair or maintain shall be at Tenant's expense. Landlord shall further have the right to install and maintain in the Demised Premises all water, drain, gas, heating pipes and fixtures, electrical wiring, and all other appliances necessary for the operation of the balance of the building of which the Demised Premises are a part, provided that such installation and maintenance does not materially interfere with Tenant's use or reduce the attractiveness of the Demised Premises. Landlord shall have access to the Demised Premises at all reasonable times and in case of emergency at any time for the purpose of inspecting such facilities or of making such repairs or changes thereto as Landlord deems necessary. Tenant shall not install any equipment which will exceed the capacity of the utility facilities for the Demised Premises, and any equipment necessary to increase utility capacity shall be installed at Tenant's expense. Landlord shall have access during the last twelve (12) months of the term of this Lease for the purpose of exhibiting the Demised Premises, and Landlord shall have the right to place signs in or on the Demised Premises advertising the same for lease ninety (90) days prior to the end of the initial term or extension term, if not further extended.


                                   ARTICLE XV

                        ASSIGNMENT, SUBLEASE, OR LICENSE

         Section 15.01. Assignment, Sublease, or License. Tenant may not assign or sublease the premises, or any right or privilege connected therewith, or allow any other person to occupy the premises or any part thereof without first obtaining the written consent of Landlord.


                                   ARTICLE XVI

                                     NOTICE

         Section 16.01. Notices and Payments. All notices, consents, waivers, releases, certifications, statements, requests, payments, and other communications of any kind hereunder shall be in writing and shall be addressed and sent to the parties at their addresses shown in the caption of this Lease, subject to thirty (30) days' notice of change. Such communications shall be effective when deposited in United States Mail, postage prepaid, unless otherwise agreed or provided herein.


                                  ARTICLE XVII

                                      SIGNS

         Section 17.01.   Signs.   Tenant may erect, maintain, permit and remove
such signs on or about the Demised Premises at its discretion without the consent of the Landlord.


                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

         Section 18.01.   Time of Essence.   Time shall be deemed of the essence
 in all matters pertaining to this Lease.

         Section 18.02. Convenant of Title. Landlord covenants, represents and warrants that it has full right and power to execute and perform its obligations under this lease and to grant the estate demised herein and that Tenant, on payment of the rent herein reserved and performance of the covenants and agreements herein contained, shall peaceable and quietly have, hold and enjoy the Demised Premises during the Demised Term without molestration or hindrance by any person, and if at any time during the Demised Term, the title of Landlord shall fail or it shall be discovered that its title does not enable Landlord to grant the term hereby demised, or action is taken by governmental authority which prevents Tenant from using the Demised Premises for the use contemplated by it, Tenant shall have the option at Landlord's expense to correct or contest such defect or action, or to annul and void this lease with full reservation of its rights to damages, if any, against Landlord.

         Section 18.03. Waiver. No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of this Lease.

         Section 18.04. Relationship of Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, it being agreed that neither the method of computation of rents nor any other provisions named herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

         Section 18.05. Construction. Whenever a word appears herein in its singular form, such work shall include the plural; and the neuter gender shall include the masculine and feminine genders. This Lease shall be construed without reference of titles of Articles, Sections or Clauses, which are inserted for reference only.

         Section 18.06.  Successors.   This Lease shall ensure to the benefit of
and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns.

         Section 18.07.   Consent.   Whenever it is necessary under the terms of
the Lease for either party to obtain the consent or approval of the other party, such consent or approval shall not be unreasonably withheld.

          Section 18.08. Indemnification. Landlord covenants at all times to save the Tenant harmless from all loss, cost or damages which may occur or be claimed with respect to any person or persons, corporation, property or chattels on or about the Leased Premises, or to the property itself resulting from the negligent acts of Landlord, its servants and agents.

         Section 18.09. Entirety, Severability, and Law. This Lease shall constitute the entire agreement between the parties and shall not be modified in any manner except by written instrument executed by the parties. The invalidity or unperformability of any provision hereof shall not affect or impair any other provision hereof. Each term and provision hereof shall be performed and enforced to the fullest extent permitted by and in accordance with Kentucky law.

         Section 18.10.   Law of Kentucky.   This Lease shall be governed by the
laws of the state of Kentucky.

         This lease shall supersede any prior lease on this property.

         To indicate their understanding of and consent to the foregoing terms, the parties have executed this Lease on the date first above written.


                                                   LANDLORD
                                                   JAYTEE PROPERTIES



                                                   BY:
                                                   JEAN S. TRAGER


                                                   TENANT
                                                   REPUBLIC BANK & TRUST COMPANY



                                                   BY:


                                                   ITS: